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                                                                      Exhibit 16

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 17, 1999, of Medcare Technologies, Inc. and are in agreement with the statements contained in the first two paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,


/s/ Clancy and Co., P.L.L.C.
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Clancy and Co., P.L.L.C.